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                                   EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


Date: January 17, 1997


                      The Travelers Indemnity Company


                      By: /s/ Marla A. Berman
                         ---------------------------
                         Name:    Marla A. Berman
                         Title:   Assistant Secretary


                      Travelers/Aetna Property Casualty Corp.


                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:  Stephanie B. Mudick
                         Title:   Assistant Secretary


                      The Travelers Insurance Group Inc.


                      By: /s/ Marla A. Berman
                         ---------------------------
                         Name:  Marla A. Berman
                         Title:   Assistant Secretary


                      PFS Services, Inc.


                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:  Stephanie B. Mudick
                         Title:   Assistant Secretary & Vice President


                      Associated Madison Companies, Inc.


                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:  Stephanie B. Mudick
                         Title:  Assistant Secretary & Vice-President


                      TRAVELERS GROUP INC.


                      By: /s/ Stephanie B. Mudick
                         ---------------------------
                         Name:    Stephanie B. Mudick
                         Title:   Assistant Secretary